Exhibit 10.1

STOCK FORFEITURE AND RELEASE

[ ], 2019

The undersigned stockholder of Andover National Corporation, a Delaware corporation (the “Company”) is the holder of (i) [ ] shares (the “Class A Shares”) of the Company’s Class A common stock, par value $.001 per share, and (ii) [ ] shares (the “Class B Shares”) of the Company’s Class B common stock, par value $.001 per share. The undersigned desires to forfeit and have the Company cancel [ ] Class A Shares and [ ] Class B Shares (collectively, the “Forfeited Shares”) effective as of the date set forth above (the “Effective Date”).

NOW, THEREFORE, the undersigned represents, warrants and agrees as follows:

1.	On the Effective Date, the Forfeited Shares shall be cancelled and retired by the Company and shall be of no further force or effect, and the undersigned agrees that no payment by the Company to the undersigned shall be made with respect thereto.
2.	The undersigned hereby acknowledges that the Company shall instruct the transfer agent to cancel the Forfeited Shares on the books and records of the Company.
3.	The undersigned represents and warrants to the Company that the undersigned holds good and valid title to the Forfeited Shares, free and clear of all liens, encumbrances, pledges, interests, and adverse claims whatsoever.
4.	The undersigned, on behalf of himself and all of the undersigned’s heirs, assigns, legal representatives, successors in interest, or any person claiming through the undersigned, releases the Company and its direct or indirect subsidiaries, parents and all other affiliated legal entities, as well as all of their respective current and former employees, officers, directors, agents, members, managers, stockholders, attorneys, accountants, partners, insurers, advisors, assigns, successors, heirs, predecessors in interest, joint venturers, and affiliated persons from all liabilities, causes of actions, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorney’s fees, expenses, bonds, bills, penalties, fines, liens, and all other legal responsibilities of any form or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, which they have or had or may claim to have by reason of any and all matters from the beginning of time to and including the date hereof relating in any way to the Forfeited Shares or the undersigned’s acquisition, holding or disposition of the Forfeited Shares (hereinafter “Released Claims”). The undersigned shall make no assignment of any Released Claims, and the undersigned represents and warrants that no such assignment has been made. It is the intention of the undersigned in executing this Stock Forfeiture and Release that this Stock Forfeiture and Release shall be effective as a full and final release of all Released Claims.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date first set forth above.

By:
Name:
Title:

Accepted and Acknowledged:

ANDOVER NATIONAL CORPORATION

By:

[Signature Page to Stock Forfeiture and Release Agreement]